EXHIBIT 99.1

NEWS

FOR IMMEDIATE RELEASE

VEECO REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

Plainview, NY, May 5, 2014 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the first quarter ended March 31, 2014.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items.  Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.

Veeco’s first quarter GAAP results include a one-time gain of $29 million from the reversal of Synos acquisition related contingency accruals since we determined that the post-closing milestones necessary to trigger such contingency payments were not expected to be achieved.

GAAP Results ($M except per share data)

	Q1 ‘14	Q1 ‘13
Revenues	$90.8	$61.8
Net income (loss)	$19.2	$(10.1)
Per share income (loss)	$0.48	$(0.26)

Non-GAAP Results ($M except per share data)

	Q1 ‘14	Q1 ‘13
Adjusted EBITA	$(2.7)	$(15.7)
Net income (loss)	$(2.4)	$(7.5)
Per share income (loss)	$(0.06)	$(0.19)

“Veeco’s first quarter top and bottom line performance improved meaningfully from the fourth quarter of last year,” commented John R. Peeler, Chairman and Chief Executive Officer. “We delivered $91 million in revenue, up 24% from the fourth quarter of 2013, driven primarily by an increase in LED & Solar revenue to $71 million ($64 million in MOCVD).  First quarter 2014 Data Storage revenues were $20 million, up from $17 million in the fourth quarter of 2013.  EBITA loss was $3 million, significantly improved from last quarter’s loss, benefiting from higher volume, an improvement in gross margins to 37%, and lower operating spending.  As forecasted, our investments in next generation products and in our growth businesses caused cash to decline modestly during the quarter. Yet our cash and investments balance remains strong at $483 million.”

Peeler continued, “Veeco’s first quarter 2014 orders improved by 21% from the fourth quarter of 2013 to $103 million, the highest level we have reported in nearly two years. This increase was driven by a 59% sequential improvement in MOCVD orders to $83 million, which represents the highest amount booked since the third quarter of 2011. Orders were received from top LED customers throughout Asia and elsewhere.” First quarter 2014 Data Storage and MBE orders each declined from the fourth quarter of 2013, to $15 million and $5 million, respectively.

Second Quarter 2014 Guidance and Outlook

Veeco’s second quarter 2014 revenue is currently forecasted to be between $87 million and $97 million. Earnings per share are currently forecasted to be between ($0.46) to ($0.36) on a GAAP basis, and ($0.23) to ($0.14) on a non-GAAP basis. Please refer to the attached financial table for more details.

Peeler commented, “After a long downturn in our MOCVD business, LED fab utilization rates have improved to high levels at most key accounts and LED adoption is happening faster than many had expected. Our customers are also reporting better market demand for LED backlighting products. It is encouraging to see that our leading customers are beginning to place orders for capacity expansions.  We currently anticipate that Veeco’s second quarter 2014 orders will be similar to or better than first quarter orders. Yet, the timing and magnitude of key customer expansions could cause MOCVD orders to be lumpy and somewhat unpredictable on a quarterly basis, and we lack the visibility to see into the second half of the year.  We continue to invest in MOCVD product and technology development to further improve our customers’ cost of ownership and manufacturing capability.”

Peeler concluded “We are pleased to have made progress improving Veeco’s profitability and remain focused on our strategy to turn around our performance: 1) developing and launching game-changing new products that enable cost effective LED lighting, flexible OLED encapsulation and other emerging technologies; 2) improving customer cost of ownership as well as our gross margins; 3) driving process improvement initiatives to make us more efficient; and 4) lowering expenses.”

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm today. To join the call, dial 1-888-601-3862 (toll free) or 1-913-981-5524 and use passcode 5588173. The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available beginning at 8:00pm tonight through 8:00pm ET on May 19, 2014 at 888-203-1112 or 719-457-0820, using passcode 5588173, and on the Veeco website.

We will post an accompanying slide presentation to our website prior to the beginning of the call.

About Veeco

Veeco’s process equipment solutions enable the manufacture of LEDs, flexible OLEDs, solar cells, power electronics, hard drives, MEMS and wireless chips.  We are the market leader in MOCVD, MBE, Ion Beam and other advanced thin film process technologies.  Our high performance systems drive innovation in energy efficiency, consumer electronics and network storage and allow our customers to maximize productivity and achieve lower cost of ownership.  For information on our company, products and worldwide service and support, please visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2013 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Contacts:

Investor Relations:	Media:
Debra Wasser 516-677-0200 x1472	Jeffrey Pina 516-677-0200 x1222
dwasser@veeco.com	jpina@veeco.com

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	For the three months ended
	March 31,
	2014	2013

Net sales	$90,841	$61,781
Cost of sales	57,064	39,229
Gross profit	33,777	22,552

Operating expenses:
Selling, general and administrative	21,667	19,648
Research and development	19,768	20,737
Amortization	2,903	856
Restructuring	392	531
Total operating expenses	44,730	41,772
Other operating, net	(212)	404
Changes in contingent consideration	(29,368)	—
Operating income (loss)	18,627	(19,624)
Interest income (expense), net	164	192
Income (loss) before income taxes	18,791	(19,432)
Income tax provision (benefit)	(369)	(9,361)
Net income (loss)	$19,160	$(10,071)

Income (loss) per common share:
Basic:
Income (loss)	$0.49	$(0.26)

Diluted:
Income (loss)	$0.48	$(0.26)

Weighted average shares outstanding:
Basic	39,177	38,716
Diluted	39,937	38,716

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$214,682	$210,799
Short-term investments	267,402	281,538
Restricted cash	764	2,738
Accounts receivable, net	50,720	23,823
Inventories	52,073	59,726
Prepaid expenses and other current assets	28,767	23,303
Deferred income taxes	10,796	11,716
Total current assets	625,204	613,643

Property, plant and equipment at cost, net	86,912	89,139
Goodwill	91,348	91,348
Deferred income taxes	397	397
Intangible assets, net	111,814	114,716
Other assets	38,882	38,726
Total assets	$954,557	$947,969

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$28,293	$35,755
Accrued expenses and other current liabilities	38,065	51,084
Customer deposits and deferred revenue	41,171	34,754
Income taxes payable	5,538	6,149
Deferred income taxes	159	159
Current portion of long-term debt	296	290
Total current liabilities	113,522	128,191

Deferred income taxes	26,325	28,052
Long-term debt	1,771	1,847
Other liabilities	498	9,649
Total liabilities	142,116	167,739

Equity	812,441	780,230

Total liabilities and equity	$954,557	$947,969

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	For the three months ended
	March 31,
	2014	2013
Adjusted EBITA

Operating income (loss)	$18,627	$(19,624)

Non-GAAP adjustments:

Amortization	2,903	856
Equity-based compensation	4,722	2,579
Restructuring	392	531
Changes in contingent consideration	(29,368)	—
Earnings before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$(2,724)	$(15,658)

Non-GAAP Net Income (Loss)

Net income (loss) (GAAP basis)	$19,160	$(10,071)

Non-GAAP adjustments:

Amortization	2,903	856
Equity-based compensation	4,722	2,579
Restructuring	392	531
Changes in contingent consideration	(29,368)	—
Income tax effect of non-GAAP adjustments	(192)	(1,372	)(1)

Non-GAAP net income (loss)	$(2,383)	$(7,477)

Non-GAAP earnings (loss) per diluted share excluding certain items (“Non-GAAP EPS”)	$(0.06)	$(0.19)

Diluted weighted average shares outstanding	39,177	38,716

(1) The Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States (“GAAP”), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA

(In thousands)

(Unaudited)

	For the three months ended
	March 31,
	2014	2013
LED & Solar
Bookings	$87,138	$42,714

Revenues	$70,755	$42,307

Operating income (loss)	$26,576	$(12,887)
Amortization	2,579	532
Equity-based compensation	2,173	710
Restructuring	164	423
Changes in contingent consideration	(29,368)	—
Adjusted EBITA	$2,124	$(11,222)

Data Storage
Bookings	$15,437	$27,692

Revenues	$20,086	$19,474

Operating income (loss)	$(1,899)	$(129)
Amortization	324	324
Equity-based compensation	699	130
Restructuring	228	50
Adjusted EBITA	$(648)	$375

Unallocated Corporate
Operating income (loss)	$(6,050)	$(6,608)
Equity-based compensation	1,850	1,739
Restructuring	—	58
Adjusted EBITA	$(4,200)	$(4,811)

Total
Bookings	$102,575	$70,406

Revenues	$90,841	$61,781

Operating income (loss)	$18,627	$(19,624)
Amortization	2,903	856
Equity-based compensation	4,722	2,579
Restructuring	392	531
Changes in contingent consideration	(29,368)	—
Adjusted EBITA	$(2,724)	$(15,658)

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Guidance for
	the three months ending June 30, 2014
	LOW	HIGH
Adjusted EBITA

Operating income	$(19,120)	$(15,148)

Adjustments:

Amortization	2,931	2,931
Equity-based compensation	5,340	5,340
Restructuring	663	663

Earnings before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$(10,186)	$(6,214)

Non-GAAP Net Income

Net income (loss) (GAAP basis)	$(18,234)	$(14,424)

Non-GAAP adjustments:

Amortization	2,931	2,931
Equity-based compensation	5,340	5,340
Restructuring	663	663
Income tax effect of non-GAAP adjustments	104	(81	)(1)

Non-GAAP net income (loss)	$(9,196)	$(5,571)

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$(0.23)	$(0.14)

Diluted weighted average shares outstanding	39,720	39,720

(1) The Company utilizes the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States (“GAAP”), and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.